UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2026

SunPower Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40117	93-2279786
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45700 Northport Loop East, Fremont, CA	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 270-2507

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SPWR	The Nasdaq Global Market

Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	SPWRW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer and Principal Financial Officer

SunPower Inc (the “Company”) has appointed Tom Kowalczuk as the Company’s Chief Financial Officer and Principal Financial Officer, effective June 30, 2026.

Mr. Kowalczuk, age 43, has more than 20 years of finance and accounting experience. Before joining the Company, Mr. Kowalczuk served as Chief Financial Officer of Bespoken Spirits from February 2025 until June 2026, and prior to that as Vice President of Finance of Bespoken Spirits from March 2024 until February 2025. Prior to Bespoken Spirits, Mr. Kowalczuk served as Director of Supply Chain FP&A for the USA and Canada at Campari February 2023 until March 2024, overseeing FP&A and operational finance support across U.S. and Canadian manufacturing and supply chain operations. Prior to Campari, Mr. Kowalczuk held roles of increasing responsibility at Beam Suntory from 2008 to 2023, most recently serving as Finance Business Partner Manufacturing Excellence, supporting multi-site manufacturing operations representing more than $2 billion in annual revenue. Mr. Kowalczuk holds a Master of Business Administration from the University of Chicago Booth School of Business and a double major in Accounting and Finance from Northeastern Illinois University.

On June 26, 2026, the Company entered into an offer letter (the “Offer Letter”) with Mr. Kowalczuk in connection with his employment as Chief Financial Officer. Pursuant to the Offer Letter, Mr. Kowalczuk will have an annual base salary of $400,000 and an annual target bonus opportunity of 50% of his base salary. Mr. Kowalczuk will be granted 1,000,000 restricted stock units (“RSUs”) as an employment inducement award under applicable Nasdaq rules, of which the first 20% of the RSUs will be subject to a 12-month "cliff" vesting provision and with the remainder vesting ratably on an annual basis over the course of the following four years.

No arrangement or understanding exists between Mr. Kowalczuk and any other person pursuant to which Mr. Kowalczuk was selected to serve as the Company’s Chief Financial Officer and its Principal Financial Officer.

There are no family relationships between Mr. Kowalczuk and any director or executive officer of the Company that would be required to be disclosed pursuant to Item 401(d) of Regulation S-K, and there are no transactions involving Mr. Kowalczuk that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SunPower Inc.
Dated: July 7, 2026
	By:	/s/ Thurman J. Rodgers
Thurman J. Rodgers
Chief Executive Officer

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